As filed with the Securities and Exchange Commission on September 7, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MetroPCS Communications, Inc.

MetroPCS Wireless, Inc.

Co-Registrants

(See next page)

(Exact name of registrant as specified in its charter)

MetroPCS Communications, Inc.	Delaware	MetroPCS Communications, Inc.	20-0836269
MetroPCS Wireless, Inc.	Delaware	MetroPCS Wireless, Inc.	75-2694973
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

2250 Lakeside Blvd.

Richardson, Texas 75082

(214) 570-5800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roger D. Linquist

President and Chief Executive Officer

2250 Lakeside Blvd.

Richardson, Texas 75082

(214) 570-5800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William D. Howell, Esq.

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, Texas 75201

(214) 953-6500

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, par value $0.0001 per share, of MetroPCS Communications, Inc.
Preferred Stock, par value $0.0001 per share, of MetroPCS Communications, Inc.
Debt Securities of MetroPCS Communications, Inc.(4)
Guarantee(s) of Debt Securities of MetroPCS Communications, Inc.(5)
Debt Securities of MetroPCS Wireless, Inc.(4)
Guarantee(s) of Debt Securities of MetroPCS Wireless, Inc.(6)

(1)	Not applicable pursuant to Form S-3 General Instruction II(E).
(2)	An indeterminate aggregate initial offering price and number of securities of each identified security are being registered as may from time to time be offered at indeterminate prices or be issued on exercise, conversion or exchange of other securities issued directly. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.
(4)	Subject to note (2), an indeterminable principal amount of these securities may be senior or subordinated.
(5)	The debt securities may be jointly and severally guaranteed by all of MetroPCS Communications, Inc.’s current and future domestic restricted subsidiaries. The debt securities may not be guaranteed by the unrestricted subsidiaries of MetroPCS Communications, Inc., MetroPCS Wireless, any restricted subsidiaries of MetroPCS Wireless, Inc., or by Royal Street Communications, LLC or its subsidiaries, which are consolidated in MetroPCS Communications, Inc.’s financial statements. Pursuant to 457(n), no separate registration fee is payable with regard to the guarantees because the guarantees relate to other securities that are being registered concurrently.
(6)	The debt securities may be jointly and severally guaranteed by MetroPCS Communications, Inc., MetroPCS, Inc. and all of MetroPCS Wireless, Inc.’s current and future domestic restricted subsidiaries. The debt securities may not be guaranteed by any unrestricted subsidiaries of MetroPCS Wireless, Inc. or by Royal Street Communications, LLC or its subsidiaries, which are consolidated in MetroPCS Communications, Inc.’s financial statements. Pursuant to 457(n), no separate registration fee is payable with regard to the guarantees because the guarantees relate to other securities that are being registered concurrently.

TABLE OF CO-REGISTRANTS

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number
MetroPCS Finance, Inc.	Delaware	35-2358796	4812
MetroPCS, Inc.	Delaware	20-5449198	4812
MetroPCS AWS, LLC	Delaware	20-4798776	4812
MetroPCS California, LLC	Delaware	68-0618381	4812
MetroPCS Florida, LLC	Delaware	68-0618383	4812
MetroPCS Georgia, LLC	Delaware	68-0618386	4812
MetroPCS Massachusetts, LLC	Delaware	20-8303630	4812
MetroPCS Michigan, Inc.	Delaware	20-2509038	4812
MetroPCS Nevada, LLC	Delaware	20-8303430	4812
MetroPCS New York, LLC	Delaware	20-8303519	4812
MetroPCS Pennsylvania, LLC	Delaware	20-8303570	4812
MetroPCS Texas, LLC	Delaware	20-2508993	4812
MetroPCS 700 MHz, LLC	Delaware	26-1540382	4812

(1)	The address and telephone number for each registrant is 2250 Lakeside Blvd., Richardson, Texas 75082, and the telephone number at that address is (214) 570-5800.

PROSPECTUS

METROPCS COMMUNICATIONS, INC.

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities of MetroPCS Communications, Inc. by the Communications Guarantors (defined herein)

METROPCS WIRELESS, INC.

Debt Securities

Guarantees of Debt Securities of MetroPCS Wireless, Inc. by the Wireless Guarantors (defined herein)

MetroPCS Communications, Inc., a Delaware corporation, or, together with its wholly-owned subsidiaries “MetroPCS Communications,” and MetroPCS Wireless, Inc., a Delaware corporation, or, together with its wholly-owned subsidiaries, “MetroPCS Wireless” and, together with MetroPCS Communications, the “Company,” “our Company,” “we” or “us” may, from time to time, offer to sell, in one or more offerings, any combination of the securities described in this prospectus. The Company may offer the securities separately or together, in separate series and in amounts, at prices and on terms that will be determined at the time the securities are offered. In addition, this prospectus may be used to offer securities for the account of persons other than us.

This prospectus describes some of the general terms that may apply to these securities. Each time we offer to sell securities pursuant to this prospectus more specific information about the offering and the specific terms of the securities offered will be provided in an amendment to the registration statement of which this prospectus is a part, in a supplement to this prospectus, or “prospectus supplement,” or in one or more documents incorporated by reference or deemed incorporated by reference into this prospectus. This prospectus shall not be used to sell securities unless accompanied by a prospectus supplement.

MetroPCS Communications may offer and sell its common stock, par value $0.0001 per share, or “MetroPCS Communications Common Stock,” its preferred stock, par value $0.0001 per share, or debt securities and guarantees of debt securities. These debt securities may be fully and unconditionally guaranteed by the certain of its subsidiaries and affiliates, including the Communications Guarantors as listed herein. The debt securities and any such guarantees may be senior or subordinated. These debt securities may be unsecured or secured by the assets of MetroPCS Communications and certain of its subsidiaries and affiliates. Each of the following Communications Guarantors may guarantee the debt securities of MetroPCS Communications:

MetroPCS, Inc.

MetroPCS Finance, Inc.

MetroPCS Wireless, Inc.

MetroPCS AWS, LLC

MetroPCS California, LLC

MetroPCS Florida, LLC

MetroPCS Georgia, LLC

MetroPCS Massachusetts, LLC

MetroPCS Michigan, Inc.

MetroPCS Nevada, LLC

MetroPCS New York, LLC

MetroPCS Pennsylvania, LLC

MetroPCS Texas, LLC

MetroPCS 700 MHz, LLC

MetroPCS Wireless may offer and sell debt securities and guarantees of debt securities. These debt securities may be fully and unconditionally guaranteed by certain of its subsidiaries and affiliates, including the Wireless Guarantors as listed herein. The debt securities and any such guarantees may be senior or subordinated. The debt securities may be unsecured or secured by the assets of MetroPCS Wireless and its affiliates and subsidiaries. Each of the following Wireless Guarantors may guarantee the debt securities of MetroPCS Wireless:

MetroPCS Communications, Inc.

MetroPCS, Inc.

MetroPCS AWS, LLC

MetroPCS California, LLC

MetroPCS Florida, LLC

MetroPCS Georgia, LLC

MetroPCS Massachusetts, LLC

MetroPCS Michigan, Inc.

MetroPCS Nevada, LLC

MetroPCS New York, LLC

MetroPCS Pennsylvania, LLC

MetroPCS Texas, LLC

MetroPCS 700 MHz, LLC

The Company, or any other selling security holder, may offer and sell these securities and related guarantees to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers and agents are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, may be set forth, or may be calculable from the information set forth, in the related amendment to the registration statement of which this prospectus is a part, in a prospectus supplement, or any documents incorporated by reference or deemed incorporated by reference into this prospectus.

Before making a decision about whether to invest in any of our securities, you should read carefully the entire prospectus, any related amendment to the registration statement of which this prospectus is a part, any related prospectus supplement, or one or more documents incorporated by reference or deemed incorporated by reference into this prospectus, and certain of our filings with the United States Securities and Exchange Commission, or SEC, including the risk factors, financial data and financial statements included in the prospectus, in any related amendment to the registration statement of which this prospectus is a part, in any related prospectus supplement, or in any documents incorporated by reference or deemed incorporated by reference into this prospectus, and in certain of our filings with the SEC before making a decision about whether to invest in any of our securities.

The MetroPCS Communications Common Stock is traded on The New York Stock Exchange under the symbol “PCS.”

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Before making any investment decision in any of our securities, you should carefully consider the risk factors set forth in this prospectus, in any related amendment to the registration statement of which this prospectus is a part, in any related prospectus supplement, in any documents incorporated by reference or deemed incorporated by reference into this prospectus, and in certain of our filings with the SEC. For a discussion of risks you should consider in connection with any investment in our securities, please see the sections entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 2 and 5, respectively, in this prospectus, in any related amendment to the registration statement of which this prospectus is a part, in any related prospectus supplement, any documents incorporated by reference or deemed incorporated by reference into this prospectus, and in certain of our filings with the SEC.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 7, 2010.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, the Company and certain security holders may, from time to time, offer to sell, in one or more offerings, any combination of the securities described in this prospectus. The Company may offer the securities separately or together, in separate series and in amounts, at prices and on terms and conditions that the Company or the selling security holders will determine at the time the securities are offered. Each time the Company or the selling security holders sell securities under this prospectus, the Company will provide a supplement to this prospectus that contains specific information about the terms and conditions of the offering and of the securities being offered. Each supplement will add, update or change information contained in this prospectus and, accordingly, to the extent the supplement is inconsistent with anything contained in this prospectus, information in this prospectus shall be superseded by the information in the applicable prospectus supplement. No limit exists on the aggregate amount of the securities the Company or the selling security holders may sell pursuant to this prospectus and any prospectus supplement.

You may rely only on the information contained in this prospectus, any related amendment to the registration statement of which this prospectus is a part, in any related prospectus supplement, or in any documents incorporated by reference or deemed incorporated by reference into this prospectus. This document may only be used where it is legal to sell the securities being offered. The Company and the selling security holders have not authorized anyone to provide you with any other or different information. If you receive any unauthorized information, you must not rely on it. You should not assume that the information contained in this prospectus, in any related amendment to the registration statement of which this prospectus is a part, in any related prospectus supplement, or in any documents incorporated by reference or deemed incorporated by reference into this prospectus, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities. The Company’s business, financial condition and results of operations may have changed since the date of any such information contained or incorporated herein.

This prospectus does not contain all the information provided in the shelf registration statement the Company filed with the SEC. The Company and the selling securities holders urge you to read carefully both this prospectus, any related amendment to the registration statement of which this prospectus is a part, any related prospectus supplement, or any documents incorporated by reference or deemed incorporated by reference into this prospectus, and as described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the securities being offered.

In this prospectus, unless the context indicates otherwise, references to “MetroPCS”, the “Company,” “our Company,” “we,” “our,” “ours” and “us” refer to MetroPCS Communications. MetroPCS Communications is the ultimate indirect parent of MetroPCS Wireless with all of its capital stock owned by MetroPCS, Inc., a Delaware corporation, which is a direct wholly-owned subsidiary of MetroPCS Communications. MetroPCS Communications and MetroPCS, Inc. have no operations separate from their investments in MetroPCS Wireless. Accordingly, unless otherwise noted, all of the financial information in this prospectus is presented on a consolidated basis of MetroPCS Communications.

“MetroPCS,” “metroPCS,” “MetroPCS Wireless” and the MetroPCS logo are registered trademarks or service marks of MetroPCS. In addition, MetroPCS holds other trademarks and service marks, including, but not limited to: Permission to Speak Freely; Text Talk; Freedom Package; Talk All I Want, All Over Town; Metrobucks; Wireless Is Now Minuteless; Get Off the Clock; My Metro; @Metro; Picture Talk; MiniMetro; GreetMe-Tones; Travel Talk; MetroFLASH; Unlimit Yourself; the Unlimited Company and MetroPCS Unlimited Nationwide. This prospectus also contains and any related amendment to the registration statement of which this prospectus is a part, any related prospectus supplement, or any documents incorporated by reference or deemed incorporated by reference into this prospectus, may contain, brand names, trademarks and service marks of other companies and organizations, and these brand names, trademarks and service marks are the property of their respective owners.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements made in this prospectus, any related amendment to the registration statement of which this prospectus is a part, any related prospectus supplement, or any documents incorporated by reference or deemed incorporated by reference into this prospectus, that are not statements of historical fact, including statements about our beliefs, opinions and expectations, are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and should be evaluated as such. Forward-looking statements include information concerning any possible or assumed future financial condition and results of operations, including statements that may relate to our plans, objectives, strategies, goals, future events, future revenues or performance, future penetration rates, capital expenditures, financing needs, outcomes of litigation and other information that is not historical information including our beliefs, opinions or expectations. Forward-looking statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “would,” “could,” “should,” “may,” “will,” “continue,” “forecast,” and other similar expressions. Forward-looking statements are contained throughout this prospectus, any related amendment to the registration statement of which this prospectus is a part, any related prospectus supplement, or any documents incorporated by reference or deemed incorporated by reference into this prospectus.

We base the forward-looking statements made in this prospectus, in any related amendment to the registration statement of which this prospectus is a part, in any related prospectus supplement, or in any documents incorporated by reference or deemed incorporated by reference into this prospectus, on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such times. As you read and consider this prospectus and any prospectus supplement, including any related amendment to the registration statement of which this prospectus is a part and the documents incorporated by reference or deemed incorporated by reference in this prospectus, you should understand that these forward-looking statements are not guarantees of future performance or results. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many of these factors are beyond our control and that many factors could affect our actual financial results, performance or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements or fail to be obtained. Factors that may materially affect such forward-looking statements include, but are not limited to:

•	the highly competitive nature of our industry;

•	our ability to maintain our cost structure;

•	our and our competitors’ current and planned promotions, marketing and sales initiatives and our ability to respond and support them;

•	our ability to negotiate and maintain acceptable roaming arrangements;

•	the seasonality of our business and any failure to have strong customer growth in the first and fourth quarters;

•	increases or changes in taxes and regulatory fees;

•	the current economic environment in the United States and the state of the capital markets;

•	our exposure to counterparty risk in our financial agreements;

•	our ability to meet the demands and expectations of our customers, to maintain adequate customer care and manage our churn rate;

•	our ability to manage our growth, train additional personnel and maintain our financial and disclosure controls and procedures;

•	our ability to secure the necessary products, services, spectrum, content and network infrastructure equipment;

•	the rapid technological changes in our industry;

•	our ability to respond to technology changes, and to maintain and upgrade our networks and business systems;

•	our deployment of new technologies, such as long term evolution, or LTE, in our networks and its success and our ability to offer new services using such new technology;

•	our ability to adequately enforce or protect our intellectual property rights and defend against suits filed by others;

•	governmental regulation affecting our services and the costs of compliance and our failure to comply with such regulations;

•	our capital structure, including our indebtedness amounts and the limitations imposed by the covenants in our indebtedness;

•	changes in consumer preferences or demand for our products;

•	our inability to attract and retain key members of management;

•	our reliance on third parties to provide distribution, products, software and services that are integral to our business;

•	the performance of our suppliers and other third parties on whom we rely; and

•	other factors described under “Risk Factors” in our filings with the SEC.

These forward-looking statements speak only as to the date made and are subject to and involve risks, uncertainties and assumptions, many of which are beyond our control or ability to predict and we caution investors not to place undue reliance on these forward-looking statements. Because forward-looking statements involve risks and uncertainties, we caution investors that there are important factors, in addition to those listed above that may cause actual results to differ materially from those contained in the forward-looking statements. The results presented for any period may not be reflective of results for any subsequent period. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by our cautionary statements. We do not intend to, and do not undertake a duty to, update any forward-looking statements in the future to reflect the occurrence of events or circumstances, except as required by law.

BUSINESS

We are a wireless communications provider that offers wireless broadband mobile services under the MetroPCS® brand in selected major metropolitan areas in the United States over our own licensed networks or networks of entities in which we hold a substantial non-controlling ownership interest. We provide a wide array of wireless communications services to our subscribers on a no long-term contract, pay-in-advance, flat-rate, unlimited usage basis. As of June 30, 2010, we had over 7.6 million subscribers and are the fifth largest facilities-based provider of wireless broadband mobile services in the United States measured by the number of subscribers served.

We currently provide our wide array of wireless broadband mobile services primarily in selected major metropolitan areas in the United States, including the Atlanta, Boston, Dallas/Ft. Worth, Detroit, Las Vegas, Los Angeles, Miami, New York, Orlando/Jacksonville, Philadelphia, Sacramento, San Francisco, and Tampa/Sarasota metropolitan areas. As of June 30, 2010, we hold, or have access to, wireless spectrum covering a total population of approximately 146 million people in many of the largest metropolitan areas in the United States. In addition, we have roaming agreements with other wireless carriers that allow us to offer our customers service in certain areas when they are outside our service area. We provide our services using code division multiple access, or CDMA, networks, using 1xRTT technology. We have announced that we are in the process of upgrading our networks to long term evolution, or LTE, and currently plan to begin offering LTE services in the second half of 2010.

MetroPCS Communications was incorporated in 2004 by MetroPCS, Inc. in the state of Delaware and MetroPCS Communications maintains its corporate headquarters in Richardson, Texas. In July 2004, as a result of a merger between a wholly-owned subsidiary of MetroPCS Communications and MetroPCS, Inc., with MetroPCS, Inc. being the surviving corporation, MetroPCS, Inc. and all of its subsidiaries became wholly-owned subsidiaries of MetroPCS Communications. In April 2007, MetroPCS Communications consummated an initial public offering of its common stock, par value $0.0001 per share, and became listed for trading on The New York Stock Exchange under the symbol “PCS.”

Our principal executive offices are located at 2250 Lakeside Boulevard, Richardson, Texas 75082 and our telephone number at that address is (214) 570-5800. Our website is located at www.metropcs.com. The information contained in, or that can be accessed through, our website is not incorporated into this prospectus, any related amendment to the registration statement of which this prospectus is a part, any related prospectus supplement, or any documents incorporated by reference or deemed incorporated by reference into this prospectus, and should not be considered part of this prospectus, any related amendment to the registration statement of which this prospectus is a part, any related prospectus supplement, or any documents incorporated by reference or deemed incorporated by reference into this prospectus.

RISK FACTORS

An investment in our securities involves risk. Before deciding to purchase our securities, you should carefully consider the specific risk factors set forth and described in the sections entitled “Risk Factors” in our SEC filings as updated by the annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus, any related amendment to the registration statement of which this prospectus is a part, any related prospectus supplement, or any documents incorporated by reference or deemed incorporated by reference into this prospectus. Any of these risks described in this prospectus, any related amendment to the registration statement of which this prospectus is a part, any related prospectus supplement, or any documents incorporated by reference or deemed incorporated by reference into this prospectus, could materially adversely affect our business, financial condition or results of operations, which in turn could result in a loss of all or part of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file current, quarterly and annual reports, proxy statements and other information with the SEC. You may read and copy those reports, proxy statements and other information at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these reports, proxy statements, and other information may also be obtained from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 for the prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at (800) 732-0330. The SEC maintains a website at
http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including our filings that make electronic filings with the SEC using its EDGAR system.

You may request a copy of our SEC filings, which we will provide to you at no cost, by writing or telephoning us at the following address: MetroPCS Communications, Inc., 2250 Lakeside Boulevard, Richardson, Texas 75082. Our phone number is (214) 570-5800. You may also obtain these filings on our website at www.metropcs.com under the Investor Relations tab. The information contained in, or that can be accessed through, our website is not part of this prospectus.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As is permitted by the rules and regulations of the SEC, this prospectus, which is part of the registration statement, omits some information, exhibits, schedules and undertakings set forth in the registration statement. For further information with respect to us, and the securities that may be offered, please refer to the registration statement on Form S-3 that may be obtained as described above. Statements contained in this prospectus, any related amendment to the registration statement of which this prospectus is a part, any related prospectus supplement, or any documents incorporated by reference or deemed incorporated by reference into this prospectus, summarizing or relating to the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference or deemed incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information that is contained in reports, documents and other information we have filed, or may file in the future, with the SEC, which means that we can disclose important information to you by referring you to those reports, documents or information. The information incorporated by reference is deemed to be part of this prospectus and any prospectus supplement, except to the extent superseded by information contained herein or therein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus or prospectus supplement. The reports, documents and information we file with the SEC after the date of this prospectus and any prospectus supplement will automatically update and supersede this information. This prospectus and any prospectus supplement incorporate by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

METROPCS COMMUNICATIONS, INC. SEC Filings (File No. 1-33409)	Filing Date

Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (including the portions of the proxy statement for the MetroPCS Communications, Inc. 2010 Annual Meeting of Stockholders incorporated by reference therein)

March 1, 2010

Quarterly report on Form 10-Q for the quarterly period ended March 31, 2010	May 10, 2010

Quarterly report on Form 10-Q for the quarterly period ended June 30, 2010	August 9, 2010

Current Reports on Form 8-K	January 12, 2010, March 8, 2010, April 5, 2010, April 27, 2010, May 10, 2010, June 3, 2010 and July 22, 2010

Also incorporated by reference into this prospectus are additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and any prospectus supplement until all securities offered under this prospectus and any prospectus supplement are sold. We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we may file with the SEC, unless otherwise specified in such current report or in a particular prospectus supplement.

You may request a copy of the documents incorporated by reference into this prospectus and any prospectus supplement, at no cost, through the SEC or the SEC’s website as detailed above or by writing or telephoning us at the following address: MetroPCS Communications, Inc., 2250 Lakeside Boulevard, Richardson, Texas 75082. Our phone number is (214) 570-5800. You may also obtain these filings on our website at www.metropcs.com under the Investor Relations tab. The information contained in, or that can be accessed through, our website is not part of this prospectus, any related amendment to the registration statement of which this prospectus is a part, any related prospectus supplement, or any documents incorporated by reference or deemed incorporated by reference into this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES (unaudited)

The following table sets forth our ratio of earnings to consolidated fixed charges for the years ended December 31, 2005, 2006, 2007, 2008 and 2009 and for the six months ended June 30, 2009 and 2010. For purposes of calculating the ratio of earnings to fixed charges, earnings represents income before provision for income taxes plus fixed charges and amortization of capitalized interest (excluding capitalized interest). Fixed charges include interest expense (including capitalized interest); amortized premiums and discounts related to indebtedness; amortization of deferred debt issuance costs; the portion of operating rental expense that management believes is representative of the appropriate interest component of rental expense; and net preferred stock dividends. The portion of total rental expense that represents the interest factor is estimated to be 33%. Net preferred stock dividends are our preferred dividend expense net of income tax benefit.

	Year Ended December 31,					Six Months Ended June 30,
	2005	2006	2007	2008	2009	2009	2010
Ratio of earnings to fixed charges:	3.81x	1.37x	1.66x	1.72x	1.59x	1.50x	1.84x

USE OF PROCEEDS

We retain broad discretion over the use of the net proceeds from the sale of our securities offered by us hereby. Unless otherwise indicated in the accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of the securities by us described in this prospectus for general corporate purposes, which could include working capital, capital expenditures, future liquidity needs, including the repayment or refinancing, in whole or in part, of debt, additional opportunistic spectrum, asset or business acquisitions, repurchase of securities, corporate development opportunities and future technology initiatives. Pending the use of net proceeds, we may invest these funds in accordance with our corporate investment policies, which may include investing these proceeds in investment-grade short-term, interest bearing securities or other investment-grade securities. We will not receive the net proceeds from sale of the securities by any selling security holders.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

MetroPCS Communications and MetroPCS Wireless may offer shares of its debt securities and guarantees of debt securities. We will set forth in the accompanying prospectus supplement a description of the debt securities and guarantees of debt that may be offered under this prospectus. The applicable prospectus supplement and other offering material relating to such offering will describe specific terms relating to the series of debt securities and guarantees being offered. These terms will include some or all of the following:

•	the title of the series of debt securities;

•	the aggregate principal amount and authorized denominations (if other than $2,000 and integral multiples of $1,000);

•	the initial public offering price;

•	the original issue and stated maturity date or dates;

•	the interest rate or rates (which may be fixed or floating), if any, the method by which the rate or rates will be determined and the interest payment and regular record dates;

•	the manner and place of payment of principal and interest, if any;

•	if other than U.S. dollars, the currency or currencies in which payment of the initial public offering price and/or principal and interest, if any, may be made;

•	whether the debt securities will be issued in registered or bearer form (with or without coupons) and, if issued in the form of one or more global securities, the depositary for such securities;

•	whether the debt securities will be guaranteed by one or more of the issuer’s subsidiaries or parent entities, as applicable, or any of their affiliates;

•	whether the debt securities will be senior or subordinated;

•	whether the debt securities will be secured by the assets of the issuer or one or more of the issuer’s subsidiaries or parent entities, as applicable, or any of their affiliates;

•	where the debt securities can be exchanged or transferred;

•

whether the debt securities may be issued as original issue discount securities, and if so, the amount of discount and the portion of the principal amount payable upon declaration of acceleration of the maturity thereof;

•	whether (and if so, when and at what rate) the debt securities will be convertible into shares of MetroPCS Communications Common Stock; and

•	any addition to, or modification or deletion of, any events of default or covenants contained in the indenture relating to the debt securities.

DESCRIPTION OF CAPITAL STOCK OF METROPCS COMMUNICATIONS

The following describes the common stock, preferred stock, certificate of incorporation and bylaws of MetroPCS Communications that are presently in effect and the rights agreement we have entered into with American Stock Transfer & Trust Company, as rights agent. This description is a summary only. We encourage you to read the complete text of the certificate of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement. In addition, you should read the complete text of the rights agreement, which we have filed as an exhibit to the registration statement.

The authorized capital stock of MetroPCS Communications consists of 1,000,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share. MetroPCS Communications Common Stock currently trades on The New York Stock Exchange under the symbol “PCS.”

Common Stock

Holders of MetroPCS Communications Common Stock have the right to vote on every matter submitted to a vote of our stockholders other than any matter on which only the holders of preferred stock are entitled to vote separately as a class. There are no cumulative voting rights. Accordingly, holders of a majority of shares entitled to vote in an election of directors are able to elect all of the directors standing for election.

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock will share equally on a per share basis any dividends when, as and if declared by our board of directors out of funds legally available for that purpose. If we are liquidated, dissolved or wound up, the holders of our common stock will be entitled to a ratable share of any distribution to stockholders, after satisfaction of all of our liabilities and of the prior rights of any outstanding class of preferred stock. MetroPCS Communications Common Stock carries no preemptive or other subscription rights to purchase shares of MetroPCS Communications Common Stock and is not convertible, assessable or entitled to the benefits of any sinking fund.

Redemption

If a holder of MetroPCS Communications Common Stock acquires additional shares of MetroPCS Communications Common Stock or otherwise is attributed with ownership of such shares that would cause us to violate FCC rules, we may, at the option of the board of directors of MetroPCS Communications, redeem shares of MetroPCS Communications Common Stock sufficient to eliminate the violation (or to allow us to comply with the alternative structure). In the event of a violation of the FCC’s foreign ownership restrictions, we must first redeem the stock of the foreign stockholder that most recently purchased its first shares of MetroPCS Communications Common Stock.

The redemption price will be a price mutually determined by us and our stockholders, but if no agreement can be reached, the redemption price will be either:

•	75% of the fair market value of the MetroPCS Communications Common Stock being redeemed, if the holder caused the FCC violation; or

•	100% of the fair market value of the MetroPCS Communications Common Stock being redeemed, if the FCC violation was not caused by the holder.

Preferred Stock

Subject to the provisions of the certificate of incorporation of MetroPCS Communications and limitations prescribed by law, the MetroPCS Communications certificate of incorporation authorizes the board of directors of MetroPCS Communications to issue up to 100,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of the series, which may be superior to those of MetroPCS Communications Common Stock, without further vote or action by the stockholders. MetroPCS Communications currently has no shares of preferred stock outstanding.

One of the effects of undesignated preferred stock may be to enable the board of directors of MetroPCS Communications to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and as a result, protect the continuity of our management. The issuance of shares of the preferred stock under the board of directors’ authority described above may adversely affect the rights of the holders of MetroPCS Communications Common Stock. For example, preferred stock issued by MetroPCS Communications may rank prior to the MetroPCS Communications Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of MetroPCS Communications Common Stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the MetroPCS Communications Common Stock or may otherwise adversely affect the market price of the MetroPCS Communications Common Stock.

For purposes of the rights plan described below, the board of directors of MetroPCS Communications has designated 1,000,000 shares of preferred stock, par value $0.0001 per share, to constitute the series A junior participating preferred stock, par value $0.0001 per share, or Series A Preferred Stock. For a summary description of the Rights Plan, please read “—Rights Plan” below.

Registration Rights Agreement

All of MetroPCS Communications’ stockholders immediately prior to our initial public offering are parties to a registration rights agreement that became effective upon the consummation of the initial public offering in April 2007, or Registration Rights Agreement. These stockholders are entitled to certain rights with respect to the registration of the sale of such shares under the Securities Act. Under the terms of the Registration Rights Agreement, if we propose to register any securities of MetroPCS Communications under the Securities Act, either for our own account or for the account of other security holders exercising registration rights, such holders are entitled to notice of such registration and are entitled to include shares in the registration. Stockholders benefiting from these rights may also require us to file a registration statement under the Securities Act at our expense with respect to their shares of MetroPCS Communications Common Stock, and we are required to use our best efforts to effect such registration. Further, these stockholders may require us to file additional registration statements on Form S-3 at our expense. These rights are subject to certain conditions and limitations, among them the rights of underwriters to limit the number of shares included in such registration and limit such stockholder’s right to sell securities during the 180 days following the date the registration statement is declared effective by the SEC.

Rights Plan

In connection with the MetroPCS Communications initial public offering, we adopted a Rights Plan. Under the Rights Plan, each share of MetroPCS Communications Common Stock includes one right to purchase one one-thousandth of a share of Series A Preferred Stock. The rights will separate from the MetroPCS Communications Common Stock and become exercisable (1) ten calendar days after public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% of our outstanding common stock or (2) ten business days following the start of a tender offer or exchange offer that would result in a person’s acquiring beneficial ownership of 15% of our outstanding common stock. A 15% beneficial owner is referred to as an “acquiring person” under the Rights Plan.

The board of directors of MetroPCS Communications can elect to delay the separation of the rights from the MetroPCS Communications Common Stock beyond the ten-day periods referred to above. The Rights Plan also confers on the board of directors of MetroPCS Communications the discretion to increase or decrease the level of ownership that causes a person to become an acquiring person. Until the rights are separately distributed, the rights will not be evidenced by separate certificates and will be transferred with and only with the MetroPCS Communications Common Stock certificates.

After the rights are separately distributed, each right will entitle the holder to purchase from us one one-thousandth of a share of Series A Preferred Stock for a purchase price of $66.67. The rights will expire at the close of business on the tenth anniversary of the effective date of the agreement, unless we redeem or exchange them earlier as described below.

If a person becomes an acquiring person, the rights will become rights to purchase shares of MetroPCS Communications Common Stock for one-half the current market price, as defined in the rights agreement, of the MetroPCS Communications Common Stock. This occurrence is referred to as a “flip-in event” under the plan. After any flip-in event, all rights that are beneficially owned by an acquiring person, or by certain related parties, will be null and void. The board of directors of MetroPCS Communications will have the power to decide that a particular tender or exchange offer for all outstanding shares of MetroPCS Communications Common Stock is fair to and otherwise in the best interests of the MetroPCS Communications stockholders. If the board of directors of MetroPCS Communications makes this determination, the purchase of shares under the offer will not be a flip-in event.

If, after there is an acquiring person, MetroPCS Communications is acquired in a merger or other business combination transaction or 50% or more of its assets, earning power or cash flow are sold or transferred, each holder of a right will have the right to purchase shares of the common stock of the acquiring company at a price of one-half the current market price of that stock. This occurrence is referred to as a “flip-over event” under the plan. An acquiring person will not be entitled to exercise its rights, which will have become void.

Until ten days after the announcement that a person has become an acquiring person, the board of directors of MetroPCS Communications may decide to redeem the rights at a price of $0.001 per right, payable in cash, shares of MetroPCS Communications Common Stock or other consideration. The rights will not be exercisable after a flip-in event until the rights are no longer redeemable.

At any time after a flip-in event and prior to either a person’s becoming the beneficial owner of 50% or more of the shares of MetroPCS Communications Common Stock or a flip-over event, the board of directors of MetroPCS Communications may decide to exchange the rights for shares of MetroPCS Communications Common Stock on a one-for-one basis. Rights owned by an acquiring person that will have become void, will not be exchanged.

Other than provisions relating to the redemption price of the rights, the rights agreement may be amended by the board of directors of MetroPCS Communications at any time that the rights are redeemable. Thereafter, the provisions of the rights agreement other than the redemption price may be amended by the board of directors of MetroPCS Communications to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of rights (excluding the interests of any acquiring person), or to shorten or lengthen any time period under the rights agreement. No amendment to lengthen the time period for redemption may be made if the rights are not redeemable at that time.

The rights have certain anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire MetroPCS Communications without the approval of the board of directors of MetroPCS Communications. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire us even if the acquisition may be favorable to the interests of our stockholders. Because the board of directors of MetroPCS Communications can redeem the rights or approve a tender or exchange offer, the rights should not interfere with a merger or other business combination approved by the board of directors of MetroPCS Communications.

Rule 10b5-1 Trading Plans

Certain of MetroPCS Communications’ directors and executive officers have and may in the future adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of MetroPCS Communications Common Stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from such director or executive officer. Any director or executive officer party to such plan may amend or terminate it in some circumstances. MetroPCS Communications’ directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan in accordance with our insider trading plan.

Anti-takeover Effects of Delaware Law and MetroPCS Communications Restated Certificate of Incorporation and Restated Bylaws

Delaware Anti-Takeover Statute

We are a Delaware corporation and are subject to Delaware law, which generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time that the person became an interested stockholder, unless:

•	before such time the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested person owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers of the corporation and by certain employee stock plans; or

•

at or after such time the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder.

A “business combination” generally includes mergers, asset sales and similar transactions between the corporation and the interested stockholder, and other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person:

•	who, together with affiliates and associates, owns 15% or more of the corporation’s outstanding voting stock; or

•	who is an affiliate or associate of the corporation and, together with his or her affiliates and associates, has owned 15% or more of the corporation’s outstanding voting stock within three years.

The provisions of Delaware law described above along with the MetroPCS Communications certificate of incorporation would make more difficult or discourage a proxy contest or acquisition of control by a holder of a substantial block of MetroPCS Communications Common Stock or the removal of the incumbent board of directors of MetroPCS Communications. Such provisions could also have the effect of discouraging an outsider from making a tender offer or otherwise attempting to obtain control of our Company, even though such an attempt might be beneficial to us and our stockholders.

Limitations on Liability and Indemnification of Officers and Directors

MetroPCS Communications’ certificate of incorporation and bylaws:

•

eliminate the personal liability of directors for monetary damages resulting from breaches of fiduciary duty to the extent permitted by Delaware law, except (i) for any breach of a director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit; and

•	indemnify directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary.

We believe that these provisions are necessary to attract and retain qualified directors and officers.

We have also entered into separate indemnification agreements with each of our directors and officers under which we have agreed to indemnify, and to advance expenses to, each director and officer to the fullest extent permitted by applicable law with respect to liabilities they may incur in their capacities as directors and officers.

Classified Board of Directors

MetroPCS Communications’ certificate of incorporation and bylaws provide for a board of directors consisting of three classes of directors, each serving staggered three-year terms. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. The terms of the first, second and third classes will expire in 2011, 2012 and 2013, respectively. The first class consists of two directors, the second class consists of two directors, and the third class consists of three directors. The classification of the board of directors could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us. However, we believe that this feature of our certificate of incorporation will help to assure the continuity and stability of our business strategies and policies as determined by the board of directors.

Advanced Notice Requirements

MetroPCS Communications’ bylaws also require that any stockholder proposals to be considered at an annual meeting of stockholders must be delivered to us not less than 20 nor more than 60 days prior to the meeting. In addition, in the notice of any such proposal, the proposing stockholder must state the proposals, the reasons for the proposal, the stockholder’s name and address, the class and number of shares held by such stockholder and any material interest of the stockholder in the proposals. There are additional informational requirements in connection with a proposal concerning a nominee for the board of directors of MetroPCS Communications.

Amendments to Organizational Documents

Delaware law provides generally that the affirmative vote of a majority of shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws requires a greater percentage. MetroPCS Communications’ certificate of incorporation provides that the affirmative vote of at least 75% of our capital stock issued and outstanding and entitled to vote (in accordance with our certificate of incorporation) will be required to amend or repeal certain provisions of our certificate of incorporation that are designed to protect against takeovers unless such amendments are approved by 75% of the board of directors of MetroPCS Communications. In addition, our certificate of incorporation provides that an amendment to our bylaws by stockholder action will require the affirmative vote of at least 66 2/3% of our capital stock issued and outstanding and entitled to vote.

Corporate Opportunities

MetroPCS Communications’ certificate of incorporation provides, as permitted by the Delaware General Corporation Act, that our non-employee directors have no obligation to offer us a corporate opportunity to participate in business opportunities presented to them or their respective affiliates even if the opportunity is one that we might reasonably have pursued, unless such corporate opportunity is offered to such director in his or her capacity as a director of our MetroPCS Communications. Stockholders will be deemed to have notice of and consented to this provision of MetroPCS Communications’ certificate of incorporation.

Listing of Common Stock

MetroPCS Communications Common Stock is listed on The New York Stock Exchange under the symbol “PCS.”

Transfer Agent and Registrar

The transfer agent and registrar for MetroPCS Communications Common Stock is American Stock Transfer & Trust Company.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in any related amendment to the registration statement of which this prospectus is a part, any related prospectus supplement, or any documents incorporated by reference or deemed incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We or any selling security holder may sell our securities from time to time (a) through underwriters or dealers; (b) through agents; (c) directly to one or more purchasers or other persons or entities; (d) through a combination of these methods of sale; or (e) through other means. We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation in any related amendment to the registration statement of which this prospectus is a part, any related prospectus supplement, or any documents incorporated by reference or deemed incorporated by reference into this prospectus.

LEGAL MATTERS

Unless otherwise stated in any accompanying prospectus supplement, Baker Botts L.L.P., Dallas, Texas, will opine as to the legality of the securities offered under this prospectus. As appropriate, legal counsel representing any underwriters, dealers, agents or selling security holder will be named in the any related amendment to the registration statement of which this prospectus is a part, any related prospectus supplement, or any documents incorporated by reference or deemed incorporated by reference into this prospectus, and may opine to certain legal matters.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the MetroPCS Communications, Inc. (the Company) annual report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph regarding the Company’s change, as of January 1, 2008, in its method of accounting for fair value measurements of assets and liabilities and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements have been incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

PROSPECTUS

September 7, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses (other than underwriting discounts) payable by the registrant in connection with the offering of the securities being registered.

SEC registration fee		*
Blue Sky expenses		*	*
FINRA filing fees		*	*
Transfer Agent and registrar fee		*	*
Printing costs		*	*
Legal fees and expenses		*	*
Trustee fees and expenses		*	*
Accounting fees and expenses		*	*
Miscellaneous costs		*	*

Total	$	*	*

*	In accordance with Rule 456(b), we are deferring payment of the registration fee for the securities offered under this prospectus.
**	To be provided as applicable by prospectus supplement, amendment or in a filing with the SEC pursuant to the Exchange Act, and incorporated herein by reference.

ITEM 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who was or is a party or witness or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses, costs and fees (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Section 145 of the Delaware General Corporation Law also permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in its favor by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to our company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

MetroPCS Communications’ certificate of incorporation provides that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of our company) by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us as authorized in our certificate of incorporation. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as our board of directors deems appropriate.

The indemnification and advancement of expenses described above:

•

shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office;

•	shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent; and

•	shall inure to the benefit of the heirs, executors and administrators of such a person.

MetroPCS Communications’ certificate of incorporation also provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived any improper personal benefit.

Any repeal or modification of the provisions of our certificate of incorporation governing indemnification or limitation of liability shall be prospective only, and shall not adversely affect:

•

any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts; or

•	any limitation on the personal liability of a director existing at the time of such repeal or modification.

We have also entered into separate indemnification agreements with each of our directors and officers under which we have agreed to indemnify, and to advance expenses to, each director and officer to the fullest extent permitted by applicable law with respect to liabilities they may incur in their capacities as directors and officers.

We also maintain director and officer liability insurance for each person who was, is, or will be, our director or officer against specified losses and wrongful acts of such director or officer in his or her capacity as such, including breaches of duty and trust, neglect, error and misstatement. In accordance with the director and officer insurance policy, each insured party will be entitled to receive advances of specified defense costs.

ITEM 16.	Exhibits.

(a) The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit No.	Description

1.1**	Form of Underwriting Agreement

2.1(a)	Agreement and Plan of Merger, dated as of April 6, 2004, by and among MetroPCS Communications, Inc., MPCS Holdco Merger Sub, Inc. and MetroPCS, Inc. (Filed as Exhibit 2.1(a) to MetroPCS Communications, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-139793), filed on January 4, 2007, and incorporated by reference herein).

2.1(b)	Agreement and Plan of Merger, dated as of November 3, 2006, by and among MetroPCS Wireless, Inc., MetroPCS IV, Inc., MetroPCS III, Inc., MetroPCS II, Inc. and MetroPCS, Inc. (Filed as Exhibit 2.1(b) to MetroPCS Communications, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-139793), filed on January 4, 2007, and incorporated by reference herein).

3.1	Third Amended and Restated Certificate of Incorporation of MetroPCS Communications, Inc. (Filed as Exhibit 3.1 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

3.2(a)	Third Amended and Restated Bylaws of MetroPCS Communications, Inc. (Filed as Exhibit 3.2 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

3.2(b)	Amendment No. 1 to Third Amended and Restated Bylaws of MetroPCS Communications, Inc. (Filed as Exhibit 3.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on June 28, 2007, and incorporated by reference herein).

3.2(c)	Amendment No. 2 to the Third Amended and Restated Bylaws of MetroPCS Communications, Inc. (Filed as Exhibit 3.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on November 13, 2008, and incorporated by reference herein).

3.3(a)*	Certificate of Incorporation of GW1, Inc. (now known as MetroPCS Wireless, Inc.)

3.3(b)*	Certificate of Amendment of Certificate of Incorporation of GW1, Inc. (now known as MetroPCS Wireless, Inc.)

3.3(c)*	Certificate of Amendment of Certificate of Incorporation of GWI PCS, Inc. (formerly GW1, Inc. and now known as MetroPCS Wireless, Inc.)

3.4*	Second Amended and Restated Bylaws of MetroPCS Wireless, Inc.

4.1	Form of Certificate of MetroPCS Communications, Inc. Common Stock (Filed as Exhibit 4.1 to Amendment No. 4 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on April 3, 2007, and incorporated by reference herein).

4.2**	Form of Certificate of MetroPCS Communications, Inc. Preferred Stock

4.3	Rights Agreement, dated as of March 29, 2007, between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes the form of Certificate of Designation of Series A Junior Participating Preferred Stock of MetroPCS Communications, Inc. as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (Filed as Exhibit 4.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on March 30, 2007, and incorporated by reference herein).

4.4*	Form of Indenture of MetroPCS Communications, Inc.

4.5*	Form of Indenture of MetroPCS Wireless, Inc.

5.1*	Opinion of Baker Botts L.L.P.

Exhibit No.	Description

10.1	Registration Rights Agreement, effective as of April 24, 2007, by and among MetroPCS Communications, Inc. and the stockholders listed therein (Filed as Exhibit 10.2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on April 11, 2007, and incorporated by reference herein).

10.2	Amended and Restated Credit Agreement, dated as of February 20, 2007, among MetroPCS Wireless, Inc., as borrower, the several lenders from time to time parties thereto, Bear Stearns Corporate Lending Inc., as administrative agent and syndication agent, Bear, Stearns & Co. Inc., as sole lead arranger and joint book runner, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint book runner and Banc of America Securities LLC, as joint book runner (Filed as Exhibit 10.12 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

10.3	Amendment and Restatement and Resignation and Appointment Agreement, dated as of July 16, 2010, by and among MetroPCS Wireless, Inc., as borrower, MetroPCS Communications, Inc. and certain of its subsidiaries named therein as guarantors, the several banks and other financial institutions or entities listed on the signature pages thereto as lenders, Bear Stearns Corporate Lending, Inc., as resigning administrative agent, and JPMorgan Chase Bank, N.A., as successor administrative agent (Filed as Exhibit 10.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on July 22, 2010, and incorporated by reference herein).

10.4(a)	Indenture, dated as of November 3, 2006, among MetroPCS Wireless, Inc., the Guarantors as defined therein and The Bank of New York Trust Company, N.A., as trustee (Filed as Exhibit 10.15 to Amendment No. 1 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 13, 2007, and incorporated by reference herein).

10.4(b)	Supplemental Indenture, dated as of February 6, 2007, among the Guaranteeing Subsidiaries as defined therein, the other Guarantors as defined in the Indenture referred to therein and The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to therein (Filed as Exhibit 10.16 to Amendment No. 1 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 13, 2007, and incorporated by reference herein).

10.4(c)	Supplemental Indenture, dated as of December 11, 2007, between the Guaranteeing Subsidiary as defined therein and The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to therein (Filed as Exhibit 10.14(c) to MetroPCS Communications, Inc.’s Annual Report on Form 10-K (SEC File No. 001-33409), filed on February 29, 2008, and incorporated by reference herein).

10.5	Indenture, dated as of January 20, 2009, by and among MetroPCS Wireless, Inc., the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee (Filed as Exhibit 10.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on January 21, 2009, and incorporated by reference herein).

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

24.1*	Powers of Attorney (set forth on the signature pages hereto)

25.1*	Statement of Eligibility of Trustee on Form T-1 of Wells Fargo Bank, N.A., as Trustee with respect to the Form of Indenture of MetroPCS Communications, Inc.

25.2*	Statement of Eligibility of Trustee on Form T-1 of Wells Fargo Bank, N.A., as Trustee with respect to the Form of Indenture of MetroPCS Wireless, Inc.

*	Filed herewith.
**	To be filed by amendment, as an exhibit to a report on Form 8-K under the Exchange Act or by other applicable filing with the SEC, and incorporated herein by reference.

ITEM 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in an amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(iii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registrations statement or prospectus that is part of the registration statement will, as to purchaser with a time of contract of sale prior to such first use, superseded or modify and statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 7, 2010.

METROPCS COMMUNICATIONS, INC.

By:	/s/ ROGER D. LINQUIST
Roger D. Linquist President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Roger D. Linquist his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and hereby grants to the attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on September 7, 2010.

/s/ ROGER D. LINQUIST Roger D. Linquist President and Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	/s/ J. BRAXTON CARTER J. Braxton Carter Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ CHRISTINE B. KORNEGAY Christine B. Kornegay Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	/s/ RICHARD A. ANDERSON Richard A. Anderson Director

/s/ W. MICHAEL BARNES W. Michael Barnes Director	/s/ JACK F. CALLAHAN, JR. Jack F. Callahan, Jr. Director

/s/ C. KEVIN LANDRY C. Kevin Landry Director	/s/ ARTHUR C. PATTERSON Arthur C. Patterson Director

/s/ JAMES N. PERRY, JR. James N. Perry, Jr. Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the following Registrants certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 7, 2010.

METROPCS WIRELESS, INC. METROPCS, INC.

By:	/s/ ROGER D. LINQUIST
Roger D. Linquist President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Roger D. Linquist his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and hereby grants to the attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of each of the Registrants listed above and in the capacities indicated on September 7, 2010.

/s/ ROGER D. LINQUIST Roger D. Linquist President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ J. BRAXTON CARTER J. Braxton Carter Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ CHRISTINE B. KORNEGAY Christine B. Kornegay Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the following Registrants certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 7, 2010.

METROPCS FINANCE, INC. METROPCS MICHIGAN, INC.

By:	/s/ ROGER D. LINQUIST
Roger D. Linquist President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Roger D. Linquist his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and hereby grants to the attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of each of the Registrants listed above and in the capacities indicated on September 7, 2010.

/s/ ROGER D. LINQUIST
Roger D. Linquist President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ J. BRAXTON CARTER J. Braxton Carter Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ THOMAS C. KEYS Thomas C. Keys Chief Operating Officer and Director

/s/ CHRISTINE B. KORNEGAY Christine B. Kornegay Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the following Registrants certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 7, 2010.

METROPCS AWS, LLC

METROPCS CALIFORNIA, LLC

METROPCS FLORIDA, LLC

METROPCS GEORGIA, LLC

METROPCS TEXAS, LLC

METROPCS MASSACHUSETTS, LLC

METROPCS NEVADA, LLC

METROPCS NEW YORK, LLC

METROPCS PENNSYLVANIA, LLC

METROPCS 700 MHz, LLC

By:	/s/ ROGER D. LINQUIST
Roger D. Linquist President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Roger D. Linquist his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and hereby grants to the attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of each of the Registrants listed above and in the capacities indicated on September 7, 2010.

/s/ ROGER D. LINQUIST
Roger D. Linquist President and Chief Executive Officer and Manager (Principal Executive Officer)

/s/ J. BRAXTON CARTER
J. Braxton Carter Executive Vice President, Chief Financial Officer and Manager (Principal Financial Officer)

/s/ THOMAS C. KEYS
Thomas C. Keys Chief Operating Officer and Manager

/s/ CHRISTINE B. KORNEGAY
Christine B. Kornegay Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

1.1**	Form of Underwriting Agreement

2.1(a)	Agreement and Plan of Merger, dated as of April 6, 2004, by and among MetroPCS Communications, Inc., MPCS Holdco Merger Sub, Inc. and MetroPCS, Inc. (Filed as Exhibit 2.1(a) to MetroPCS Communications, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-139793), filed on January 4, 2007, and incorporated by reference herein).

2.1(b)	Agreement and Plan of Merger, dated as of November 3, 2006, by and among MetroPCS Wireless, Inc., MetroPCS IV, Inc., MetroPCS III, Inc., MetroPCS II, Inc. and MetroPCS, Inc. (Filed as Exhibit 2.1(b) to MetroPCS Communications, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-139793), filed on January 4, 2007, and incorporated by reference herein).

3.1	Third Amended and Restated Certificate of Incorporation of MetroPCS Communications, Inc. (Filed as Exhibit 3.1 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

3.2(a)	Third Amended and Restated Bylaws of MetroPCS Communications, Inc. (Filed as Exhibit 3.2 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

3.2(b)	Amendment No. 1 to Third Amended and Restated Bylaws of MetroPCS Communications, Inc. (Filed as Exhibit 3.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on June 28, 2007, and incorporated by reference herein).

3.2(c)	Amendment No. 2 to the Third Amended and Restated Bylaws of MetroPCS Communications, Inc. (Filed as Exhibit 3.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on November 13, 2008, and incorporated by reference herein).

3.3(a)*	Certificate of Incorporation of GW1, Inc. (now known as MetroPCS Wireless, Inc.)

3.3(b)*	Certificate of Amendment of Certificate of Incorporation of GW1, Inc. (now known as MetroPCS Wireless, Inc.)

3.3(c)*	Certificate of Amendment of Certificate of Incorporation of GWI PCS, Inc. (formerly GW1, Inc. and now known as MetroPCS Wireless, Inc.)

3.4*	Second Amended and Restated Bylaws of MetroPCS Wireless, Inc.

4.1	Form of Certificate of MetroPCS Communications, Inc. Common Stock (Filed as Exhibit 4.1 to Amendment No. 4 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on April 3, 2007, and incorporated by reference herein).

4.2**	Form of Certificate of MetroPCS Communications, Inc. Preferred Stock

4.3	Rights Agreement, dated as of March 29, 2007, between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes the form of Certificate of Designation of Series A Junior Participating Preferred Stock of MetroPCS Communications, Inc. as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (Filed as Exhibit 4.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on March 30, 2007, and incorporated by reference herein).

4.4*	Form of Indenture of MetroPCS Communications, Inc.

4.5*	Form of Indenture of MetroPCS Wireless, Inc.

5.1*	Opinion of Baker Botts L.L.P.

10.1	Registration Rights Agreement, effective as of April 24, 2007, by and among MetroPCS Communications, Inc. and the stockholders listed therein (Filed as Exhibit 10.2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on April 11, 2007, and incorporated by reference herein).

Exhibit No.	Description

10.2	Amended and Restated Credit Agreement, dated as of February 20, 2007, among MetroPCS Wireless, Inc., as borrower, the several lenders from time to time parties thereto, Bear Stearns Corporate Lending Inc., as administrative agent and syndication agent, Bear, Stearns & Co. Inc., as sole lead arranger and joint book runner, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint book runner and Banc of America Securities LLC, as joint book runner (Filed as Exhibit 10.12 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

10.3	Amendment and Restatement and Resignation and Appointment Agreement, dated as of July 16, 2010, by and among MetroPCS Wireless, Inc., as borrower, MetroPCS Communications, Inc. and certain of its subsidiaries named therein as guarantors, the several banks and other financial institutions or entities listed on the signature pages thereto as lenders, Bear Stearns Corporate Lending, Inc., as resigning administrative agent, and JPMorgan Chase Bank, N.A., as successor administrative agent (Filed as Exhibit 10.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on July 22, 2010, and incorporated by reference herein).

10.4(a)	Indenture, dated as of November 3, 2006, among MetroPCS Wireless, Inc., the Guarantors as defined therein and The Bank of New York Trust Company, N.A., as trustee (Filed as Exhibit 10.15 to Amendment No. 1 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 13, 2007, and incorporated by reference herein).

10.4(b)	Supplemental Indenture, dated as of February 6, 2007, among the Guaranteeing Subsidiaries as defined therein, the other Guarantors as defined in the Indenture referred to therein and The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to therein (Filed as Exhibit 10.16 to Amendment No. 1 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 13, 2007, and incorporated by reference herein).

10.4(c)	Supplemental Indenture, dated as of December 11, 2007, between the Guaranteeing Subsidiary as defined therein and The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to therein (Filed as Exhibit 10.14(c) to MetroPCS Communications, Inc.’s Annual Report on Form 10-K (SEC File No. 001-33409), filed on February 29, 2008, and incorporated by reference herein).

10.5	Indenture, dated as of January 20, 2009, by and among MetroPCS Wireless, Inc., the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee (Filed as Exhibit 10.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on January 21, 2009, and incorporated by reference herein).

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

24.1*	Powers of Attorney (set forth on the signature pages hereto)

25.1*	Statement of Eligibility of Trustee on Form T-1 of Wells Fargo Bank, N.A., as Trustee with respect to the Form of Indenture of MetroPCS Communications, Inc.

25.2*	Statement of Eligibility of Trustee on Form T-1 of Wells Fargo Bank, N.A., as Trustee with respect to the Form of Indenture of MetroPCS Wireless, Inc.

*	Filed herewith.
**	To be filed by amendment, as an exhibit to a report on Form 8-K under the Exchange Act or by other applicable filing with the SEC, and incorporated herein by reference.